AMENDED SECURITY AGREEMENT

This Security Agreement (this “Agreement”), amends the original Security Agreement dated September 2, 2009, made by LAS VEGAS GAMING, INC., a Nevada corporation (the “Grantor”), in favor of Gaming Arts, LLC, a Nevada limited liability company (the “Lender”).

W I T N E S S E T H

WHEREAS, the Grantor is party to a certain Asset Purchase Agreement dated August 19, 2009 between the Grantor and the Lender, pursuant to which the Lender bought certain assets from the Grantor.

WHEREAS, the Grantor has agreed to execute and deliver this Amended Agreement to grant the security interests described herein;

NOW, THEREFORE, in consideration of a $52,081.62 shortfall in the final closing statement which results in a reduction of the purchase price in the Asset Purchase Agreement, the Grantor hereby agrees with the Lender as follows:

AGREEMENT

SECTION 1.    Grant of Security Interest.  To secure the prompt, punctual, and faithful performance of this possible purchase price adjustment, the Grantor hereby grants to the Lender, for the benefit of the Lender and any affiliate of the Lender, a continuing security interest in and to, and assigns to the Lender the following, and each item thereof, whether now owned or now due, or in which the Grantor has an interest, or hereafter acquired, arising, or to become due, or in which the Grantor obtains an interest, and all products, proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the “Collateral”):

(a)           32 used slot machines

All terms used in this Section 1 and not otherwise defined in this Amended Agreement shall have the meanings given to them in the Nevada Uniform Commercial Code.  It is intended that the Collateral include all of the slot machine assets of the Grantor.

SECTION 2.    Security Agreement.  The security interest in the Collateral granted pursuant to this Amended Agreement is granted in conjunction with and to secure the liabilities, indebtedness and/or other obligations (collectively, the “Liabilities”) owing by the Grantor to the Lender pursuant to or in connection with Asset Purchase Agreement, including, without limitation, any loans or advances made by the Lender to the Grantor in connection therewith.

SECTION 3.     Perfection of Security Interests.

(a)           The Grantor irrevocably and unconditionally authorizes the Lender to file at any time and from time to time such financing statements with respect to the Collateral naming the Lender or its designee as the secured party and the Grantor as debtor, as the Lender may require, and including any other information with respect to the Grantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  The Grantor hereby ratifies and approves all financing statements naming the Lender or its designee as secured party and the Grantor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of the Lender prior to the date hereof and ratifies and confirms the authorization of the Lender to file such financing statements (and amendments, if any).  The Grantor hereby authorizes the Lender to adopt on behalf of the Grantor any symbol required for authenticating any electronic filing.  In no event shall the Grantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Lender or its designee as secured party and the Grantor as debtor.

(b)           The Grantor shall take any other actions reasonably requested by the Lender from time to time to cause the attachment, perfection and first priority of, and the ability of the Lender to enforce, the security interest of the Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that the Grantor’s signature thereon is required therefor, (ii) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 4.     Repayment and Accrued Interest.   Grantor agrees to repay the principal amount of $52,081.62 plus accrued interest at a rate of 5% simple interest per annum on demand.

SECTION 5.     Authority.  Grantor has the requisite power and authority to execute and deliver this Amended Agreement and the other agreements provided for herein, and consummate the transactions contemplated by this Amended Agreement.  The execution and delivery of this Amended Agreement have been duly authorized by all necessary action on the part of the Grantor.  Grantor has duly executed and delivered this Amended Agreement and, assuming due authorization, execution and delivery of this Amended Agreement by Lender, this Amended Agreement constitutes Grantor’s legal, valid and binding obligation, enforceable against Grantor in accordance with its terms.

SECTION 6.     Representation and Warranties.  Grantor warrants that there are no other liens or encumbrances on any collateral listed in this Amended Agreement and Lender shall be named as first secured party.

SECTION 7.    Remedies.  Upon the occurrence of any bankruptcy or other similar proceeding involving the Grantor, all Liabilities shall be immediately due and payable.  Upon the occurrence of any other default by the Grantor under or in connection with the Advance Term Sheet (including the failure to repay any of the advances or loans made thereunder when due and payable) or this Amended Agreement, the Lender may declare all Liabilities to be immediately due and payable and may exercise all other rights and remedies afforded to the Lender under applicable law as the Lender from time to time thereafter determines as appropriate.

SECTION 8.    Successors and Assigns.  This Amended Agreement shall be binding upon the Grantor and its respective representatives, successors, and assigns and shall inure to the benefit of the Lender and its successors and assigns, provided, however, the Grantor may not assign this Amended Agreement, in whole or in part, at any time, nor delegate any of its duties hereunder (with any such attempted assignment or delegation being void), and provided further, no trustee or other fiduciary appointed with respect to the Grantor shall have any rights hereunder.

SECTION 9.     Severability.  Any determination that any provision of this Amended Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amended Agreement.

SECTION 10.    Nevada Law.  This Amended Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the internal laws of the State of Nevada.

SECTION 11.   Counterparts.  This Amended Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Amended Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amended Agreement.

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused this Amended Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

LAS VEGAS GAMING, INC.

By: /s/  Bruce A. Shepard
Name:  Bruce A. Shepard
Title:    Chief Financial Officer

ACCEPTED AND AGREED:

Gaming Arts, LLC

By: /s/   David S. Colvin
Name:   David S. Colvin
Title:     Manager